Exhibit 23.7

INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated August 4, 2000, covering Grupo EDC's combined financial statements for the years ended December 31, 1999, included in the current report filed on Form 8-K dated August 18, 2000 and current report filed on Form 8-K/A dated March 16, 2001 of the AES Corporation.




Piernavieja, Porta, Cachafeiro
Y Asociados
A Member Firm of Arthur Andersen


Hector Gutierrez
Public Accountant CPC No. 24321


Caracas, Venezuela
March 19, 2001